EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of NationsBank Corporation of our report dated January 12, 1996, which appears on page 46 of NationsBank Corporation's 1995 Annual Report to Shareholders, which is incorporated by reference in NationsBank Corporation's Annual Report on Form 10-K for the year ended December 31, 1995.



/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP
Charlotte, North Carolina
January 31, 1997